Exhibit 10.16

GLU MOBILE INC.

SUMMARY OF COMPENSATION TERMS

ADAM FLANDERS

The following is a summary of the compensation terms for Adam Flanders, our Senior Vice President, Sales and Marketing:

Annual Salary:	$225,000

Target Cash Bonus:	50% of base salary

Bonus Plan Participation:	Glu Mobile 2012 Executive Bonus Plan